                       Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Magna Group, Inc. of our report dated January 15, 1997 included in the 1996 Annual Report to Stockholders of Magna Group, Inc.

We also consent to the incorporation by reference into each registration statement listed below of our report dated January 15, 1997 with respect to the consolidated financial statements of Magna Group, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended
December 31, 1996.

  Form    Number
  ----    ------

  S-8     333-02123  Magna Group, Inc. Amended and Restated 1996 Directors'
                       Stock Option Plan
  S-8     333-02125  Magna Group, Inc. Amended and Restated 1996 Long Term
                       Performance Plan
  S-8      33-59087  The Magna Group, Inc. Employee Stock Purchase Plan
  S-3      33-88704  Magna Group, Inc. Dividend Reinvestment Plan and
                       Stock Purchase Plan
  S-8       2-98250  Magna Group, Inc. Savings and Stock Investment Plan
  S-8      33-61460  Magna Group, Inc. Amended and Restated 1992 Long Term
                       Performance Plan
  S-8      33-61464  Magna Group, Inc. Amended and Restated Directors' Stock
                       Option Plan
  S-8      33-24297  Magna Group, Inc. 1987 Stock Option Plan
  S-8      33-47010  Landmark Bancshares Corporation 1982 Capital
                       Accumulation Plan and 1986 Nonqualified Stock
                       Option Plan


                                       /s/ Ernst & Young LLP

St. Louis, Missouri
March 27, 1997